Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Announces Second Quarter 2022 Earnings Release

and Conference Call Schedule

Addison, Texas – July 5, 2022 / Business Wire / – Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A. (the "Bank"), announced today that it will hold a conference call to discuss second quarter 2022 financial results on Monday, July 18, 2022 at 10:00 am CDT. The related earnings press release will be issued Monday, July 18, 2022 at 6:00 am CDT.

The conference call will be hosted by Ty Abston, Chairman of the Board and CEO, Cappy Payne, SEVP and CFO, and Shalene Jacobson, EVP and Bank CFO. All conference attendees must register before the call at www.gnty.com/earningscall. The conference materials will be available by accessing the Investor Relations page on our website, www.gnty.com. A recording of the conference call will be available by 1:00 pm CDT the day of the call and remain available through July 31, 2022 on our Investor Relations webpage.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of March 31, 2022, Guaranty Bancshares, Inc. had total assets of $3.19 billion, total loans of $2.01 billion and total deposits of $2.80 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com